UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2014 (May 20, 2014)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 20, 2014, SM Energy Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection, and approved the two additional proposals described below.  Each director was elected by a majority vote.  The directors elected and the final vote tabulation for each director were as follows:

Director	For	Against	Abstain	Non-Votes
Anthony J. Best	57,052,014	498,805	8,884	4,590,266
Larry W. Bickle	56,356,818	860,260	342,625	4,590,266
Stephen R. Brand	56,930,702	619,816	9,185	4,590,266
William J. Gardiner	56,652,937	564,141	342,625	4,590,266
Loren M. Leiker	57,039,415	511,404	8,884	4,590,266
Julio M. Quintana	56,860,364	692,458	6,881	4,590,266
John M. Seidl	56,603,802	612,975	342,926	4,590,266
William D. Sullivan	53,256,105	4,294,714	8,884	4,590,266

The Company’s stockholders approved the proposal to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP, as the Company’s independent registered public accounting firm for 2014.  The final vote tabulation for that proposal was as follows:

For	62,069,245
Against	50,055
Abstain	30,669

The Company’s stockholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers. The final vote tabulation for that proposal was as follows:

For	56,501,431
Against	306,856
Abstain	751,416
Non-Votes	4,590,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: May 22, 2014	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary